[LOGO] Cowlitz
                                        Bancorporation

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 24, 2002

To the Shareholders of Cowlitz Bancorporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Cowlitz Bancorporation will be held at the Monticello Hotel, 1405 17th Avenue, Longview Washington on Friday, May 24, 2002 at 9:00 a.m. local time for the purpose of considering and voting upon the following matters:

1. Election of Directors. To elect five directors to serve until the next annual meeting; and

2. Whatever other business may properly be brought before the Annual Meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 15, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly. The proxy will not be used if you attend the meeting and vote in person.

All shareholders are urged to attend the Annual Meeting either in person or by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Don P. Kiser

Don P. Kiser
Vice President & Secretary

Longview, Washington
April 19, 2002

                                 [LOGO] Cowlitz
                                        Bancorporation

                            Cowlitz Financial Center
                        PO Box 1518 / 927 Commerce Avenue
                               Longview, WA 98632
                                 (360) 423-9800

                                 PROXY STATEMENT

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                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 24, 2002
--------------------------------------------------------------------------------

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about April 24, 2002 for use in connection with the Annual Meeting of Shareholders (the "Meeting") of Cowlitz Bancorporation (the "Company") to be held on Friday, May 24, 2002 at the Monticello Hotel, 1405 17th Avenue, Longview, Washington, at 9:00 a.m. local time.

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                           VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

Shareholders Entitled to Vote. Shareholders of record as of the close of business on March 15, 2002 are entitled to vote at the Annual Meeting. Each share of common stock ("Common Stock") is entitled to one vote on each matter properly presented at the Annual Meeting. As of March 15, 2002, the Company had 3,692,560 shares of Common Stock issued and outstanding.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum.

Voting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted in accordance with the recommendations of the Board of Directors. If a shareholder of record attends the Annual Meeting, he or she may vote by ballot.

The five persons receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as directors of the company. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the election of directors.

Revocation of a Proxy. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder of record in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

In addition to mailing this material to shareholders of record, the Company has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request authority to execute the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, facsimile or personal contact.

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                               SECURITY OWNERSHIP
--------------------------------------------------------------------------------

The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company with respect to each person known to the Company to own more than 5% of the outstanding Common Stock, directors, and the named executive officers ("Named Executive Officers") of the Company as identified herein and by all directors and executive officers as a group as of March 15, 2002. The total number of shares issued and outstanding as of March 15, 2002 was 3,692,560. Each beneficial owner has the sole power to vote and to dispose of all shares of Common Stock owned by such beneficial owner.

           Name of Beneficial Owner                              Shares  Percentage
           ------------------------                              ------  ----------
Nominated Directors and Named Executive Officers
Benjamin Namatinia (1)                                           930,332   23.76
Mark F. Andrews, Jr. (2)                                          62,065    1.68
Paul L. Campbell                                                       0      **
John Maring (3)                                                   17,894      **
E. Chris Searing (2)                                              29,267      **
Harve E. Menkens (4)                                             120,407    2.73
Don P. Kiser (5)                                                  16,247      **
Elliott Pierce (6)                                                37,200    1.00
Donna Gardner (7)                                                 53,840    1.46
                                                               ---------   -----
All directors and executive officers as a group (9 persons)    1,264,752   33.71
5% Beneficial Owners
Charles W. Jarrett*                                              214,823    5.82
Larry M. Larson*                                                 250,214    6.78

* Information as to the number of shares owned is based upon SEC filings for each individual.
**   Less than 1%
(1) Includes presently exercisable options to purchase 223,500 shares of Common Stock.
(2) Includes presently exercisable options to purchase 10,000 shares of Common Stock.
(3) Includes presently exercisable options to purchase 4,500 shares of Common Stock.
(4) Includes presently exercisable options to purchase 52,200 shares of Common Stock.
(5) Includes presently exercisable options to purchase 10,800 shares of Common Stock.
(6) Includes presently exercisable options to purchase 17,200 shares of Common Stock.
(7) Includes presently exercisable options to purchase 6,200 shares of Common Stock.

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                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of the shareholders or until the director's successor is elected and qualified or until there is a decrease in the number of directors.

Unless authority to vote is withheld on a proxy, properly executed proxies will be voted FOR the director-nominees identified below. Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee is not available for election (a contingency which the Company does not now foresee), it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in will be voted FOR the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

In accordance with the above, the Board of Directors has nominated:

                              Mark F. Andrews, Jr.
                                Paul L. Campbell
                                 John S. Maring
                               Benjamin Namatinia
                                E. Chris Searing

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

The following table sets forth certain information regarding the nominees for election at the Annual Meeting.

     Name                    Age     Position
     ----                    ---     --------
Mark F. Andrews, Jr.         69      Director, Cowlitz Bancorporation; Chairman, Cowlitz Bank

Paul Campbell                64      President, CEO and Director, Cowlitz Bancorporation and Cowlitz Bank

John S. Maring               66      Vice Chairman, Cowlitz Bancorporation; Director, Cowlitz Bank

Benjamin Namatinia           58      Chairman, Cowlitz Bancorporation; Vice Chairman, Cowlitz Bank

E. Chris Searing             48      Director, Cowlitz Bancorporation & Cowlitz Bank

Mark F. Andrews, Jr. has served on the Board of Directors since its incorporation in 1991. He has served as a director of Cowlitz Bank since 1988, as Secretary of the Board from 1990-2000, and as Chairman since 2000. Mr. Andrews' principal occupation is the management and operation of his tree farms. In addition, Mr. Andrews serves as a court commissioner for Cowlitz County and he is also a retired attorney. Mr. Andrews is Chairman of the Compensation Committee and the Board Development Committee. He also serves on the Loan and Discount Committee, the Audit Committee and the Trust Committee.

Paul L. Campbell was hired as President/CEO of Cowlitz Bancorporation and Cowlitz Bank in March 2002. He was President/CEO of Pioneer National Bank in Yakima, WA from 1980 - 1999. He held several banking positions from 1962 - 1980. Mr. Campbell served as President of the Washington Bankers Association in 1988-1989, and has also served as the State President of the American Institute of Banking. He serves as Chairman on the Asset/Liability Committee. Mr. Campbell also serves on the Compensation Committee, the Loan and Discount Committee, and the Trust Committee.

John S. Maring was elected to the Board of Directors in July 2000, currently serving as Vice Chairman. Mr. Maring is President, CEO and Chairman of Capital Resource Finance Corp., which specializes in accounts receivable financing. He holds the same positions with Maring & Assoc., a real estate brokerage development company. Mr. Maring is Chairman of the Audit Committee and serves on the Compensation Committee, the Board Development Committee, and the Loan and Discount Committee.

Benjamin Namatinia has served as Chairman of Cowlitz Bancorporation since its incorporation in 1991. He served as Chief Executive Officer from November 1994 through September 2001 and as a Director of Cowlitz Bank since 1991. From 1990 to 2001, Mr. Namatinia was the President and owner of BMN, Inc., a securities brokerage franchise of Raymond James Financial Services, Inc. From 1984 to 1989, he was Senior Vice President and head of the Bond Department in Portland, Oregon for Shearson Lehman. Mr. Namatinia serves on the Board Development Committee, the Loan and Discount Committee and the Trust Committee.

E. Chris Searing has served as a director of Cowlitz Bancorporation since its incorporation in 1991 and as a director of Cowlitz Bank since 1986. Mr. Searing owns Searing Electric & Plumbing, Inc. located in Longview, Washington. Mr. Searing serves on the Loan and Discount Committee Compensation Committee, the Board Development Committee, the Asset/Liability Committee, the Audit Committee and the Trust Committee.

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                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES
--------------------------------------------------------------------------------

The Board of Directors conducts its business through meetings of the Board and through its committees. During 2001, the Company held twelve regular meetings and eleven special meetings of the Board as well as committee meetings. No director in office in 2001 attended fewer than 90% of the meetings of the Board of Directors and the total number of all meetings of all committees of the Board of Directors on which he served. The Board of Directors has established an Audit Committee, an Asset/Liability Committee, a Compensation Committee, and a Board Development Committee.

The Asset/Liability Committee primarily addresses the banks two most common risk areas: liquidity and funding. The Compensation Committee recommends to the Board salaries and bonuses for the Company's executive officers and administers the Company's Stock Option Plan and Employee Stock Purchase Plan. The Board Development Committee identifies and recommends potential candidates for the Company and its subsidiary's Boards of Directors.

The Audit Committee operates pursuant to a charter adopted by the Board of Directors on June 1, 2000. The primary responsibilities of the Audit Committee are to recommend the selection of the Company's independent auditors, review with the independent auditors the Company's financial statements to determine if the Company is applying the appropriate accounting policies, and consult with the independent auditors on the Company's internal accounting controls. Each member of the Audit Committee is an independent director under the rules of The NASDAQ Stock Market.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence. We have considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                     John Maring, Chairman
                                     Mark F. Andrews, Jr.

Bruce Buchberger served on the audit committee for the year 2001, but resigned prior to the review of the 2001 Audited Financial Statements. Chris Searing was elected to serve on the Audit Committee in March 2002.

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                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

In 2001, outside Directors of the Company received a fee of $500 per month. Directors of Cowlitz Bank received a fee of $500 per month. There were no fees paid to the Business Finance Corporation Directors in 2001.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table. The following table sets forth the annual compensation earned during 1999, 2000 and 2001 by the Company's Chief Executive Officer and each of the Company's other executive officers who earned in excess of $100,000 in salary, bonus, and other compensation during the last fiscal year (the "Named Executive Officers").

   Name and Position      Year      Salary       Bonus        All Other      Stock Option
   -----------------      ----      ------       -----        ---------      ------------
                                                             Compensation*       Grants
                                                             -------------       ------
Benjamin Namatinia        2001     $190,089           $0          $6,000              0
Chairman (1)              2000     $238,275           $0          $6,000         30,000
                          1999     $225,000           $0          $6,000         15,000

Harve E. Menkens          2001     $163,333    **$25,000          $6,000         23,000
President (2)             2000     $139,660           $0          $6,000         30,000
                          1999      $61,000           $0              $0         18,000

Don P. Kiser              2001     $106,250       $4,000          $6,000              0
Vice President & CFO      2000     $100,833           $0          $6,000         12,000
                          1999      $77,067      $12,500              $0              0

Elliott Pierce            2001     $125,433    **$20,000          $6,000         12,000
Vice President (3)        2000     $123,812           $0          $3,000         16,000
                          1999      $49,944           $0              $0         10,000

*    Company Contribution to 401(K) Plan
**   Awarded as part of the Harve Menkens' employment contract
(1)  Mr. Namatinia relinquished the title of CEO in October 2001
(2) Harve Menkens' hire date was 06-01-99. On March 27, 2002, Mr. Menkens was replaced as President by Paul L. Campbell.
(3)  Elliott Pierce's hire date was 09-13-99

Stock Options. The following table sets forth information concerning the award of stock options to the Named Executive Officers during fiscal 2001:

                                                                                      Potential Realizable
                           Number of         % of Total                              Value at Assumed Annual
                           Securities        Options/SARs    Exercise                  Rates of Stock Price
                           Underlying         Granted to     or Base                  Appreciation for Option
                          Options/SARs        Employees       Price    Expiration           Term (1)
     Name                  Granted (#)       Fiscal Year    ($/Share)      Date         5% ($)       10% ($)
     ----                  -----------       -----------    ---------      ----         ------       -------
Harve E. Menkens (3)          5,000             21.74%        $5.45      10/01/11       $17,150      $43,500
Elliott Pierce (2)           12,000             52.17%        $5.00      04/02/11       $37,680      $95,640

(1) These assumed rates of appreciation are provided in order to comply with the requirements of the Securities and Exchange Commission (the "SEC") and do not represent the Company's expectation or projections as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.
(2) Options were awarded under the 1997 Option Plan and are 20% vested upon award and vest an additional 20% on each anniversary of the award date.
(3) Options awarded to Mr. Menkens as part of his employment agreement, based on profitability of the Bay Bank Division of Cowlitz Bank. They are 20% vested upon award and vest an additional 20% on each anniversary of the award date.

The table below provides information on exercises of options during 2001 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 2001:

 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
 -----------------------------------------------------------------------------------------

                                                       Number of Securities
                                                      Underlying Unexercised           Value of Unexercised
                         Shares                       Options/SARs at Fiscal       in-the-Money Options/SARs at
                       Acquired on      Value              Year-End (#)                 Fiscal Year-End ($)
     Name              Exercise (#)    Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
     ----              ------------    --------     -------------------------        -------------------------
Benjamin Namatinia          --            --               221,500/26,000                  $17,970/$22,680
Harve E. Menkens            --            --              49,000 / 22,000                 $20,592/ $18,930
Don P. Kiser                --            --               10,400 / 8,200                  $5,136/ $39,672
Donna Gardner               --            --               6,200 / 2,300                    $243 / $7,704
Elliott Pierce              --            --              14,800 / 23,200                 $8,072 / $15,168

Employment Agreements. Mr. Namatinia entered into an employment agreement with the Company effective January 1, 1998. He relinquished this contract effective October 12, 2001.

Mr. Menkens entered into an employment agreement with the Company effective July 1, 1999. Under the employment agreement, which expires July 1, 2002, Mr. Menkens receives a base annual salary. The agreement calls for $50,000.00 to be set aside for bonuses for the Bay Bank Division employees for the first two years and a pool for Bay Bank executives in the third year, equal to 10% of net profit after tax above a 1% return on average assets. The agreement gives Mr. Menkens the authority to determine the distribution of bonuses. In 2000, Mr. Menkens did not take a bonus. The agreement allows for acquisition of up to 69,000 options over a three-year period, based on the performance of the Bay Bank Division. As of March 27, 2002, Mr. Menkens is no longer serving as President of the Company.

Paul L. Campbell entered into an employment agreement with the Company on March 27, 2002, in effect for the duration of Mr. Campbell's employment with the Company. Under the employment agreement Mr. Campbell receives an annual base salary of $155,000. The agreement calls for bonuses of $25,000 to be paid in each of the first two years of the agreement if certain performance criteria are met. Upon change of control of the Company, Mr. Campbell may be entitled to a cash bonus of up to $50,000. Mr. Campbell received options to purchase 20,000 shares of common stock of the Company with 10,000 immediately exercisable, and the remaining 10,000 exercisable in one year.

Mr. Campbell's agreement contains a covenant not to compete for a period of eighteen months in the event of termination of employment for any reason. If employment is terminated without cause by the Company, or by the death or disability of Mr. Campbell, he will receive a lump sum equal to three times his monthly base salary in effect at the time of termination, unless the bonus payments relating to a change of control of the Company have been paid, or are obligated to be paid. Also upon termination, Mr. Campbell will become fully vested in all stock options awarded, and will receive any benefits to which he has become entitled under the terms of any benefit plan or program.

Gary S. Hanson, hired as EVP & Chief Credit Administrator of Cowlitz Bank, entered into an employment agreement with the Company on March 25, 2002, effective for the duration of Mr. Hanson's employment with the Company. Under the employment agreement Mr. Hanson receives an annual base salary of $135,000. The agreement calls for bonuses of $25,000 to be paid in each of the first two years of the agreement if certain performance criteria are met. Mr. Hanson received options to purchase 20,000 shares of common stock of the Company with 10,000 immediately exercisable, and the remaining 10,000 exercisable in one year.

If Mr. Hanson's employment is terminated without cause by the Company, or by the death or disability of Mr. Hanson, he will receive a lump sum equal to three times his monthly base salary in effect at the time of termination. If employment is terminated due to change in control, within two years of the change in control, Mr. Hanson is entitled to severance pay equal to two times his annual salary in effect at the time of termination. If employment is terminated due to change in control, after one year of the change in control, Mr. Hanson is entitled to severance pay equal to his annual salary in effect at the time of termination. The agreement contains a covenant not to compete during the employment period, and for a period, equal to the number of months, if any, for which Mr. Hanson is entitled to severance payment, after termination of employment from the Bank. Also upon termination, Mr. Hanson will become fully vested in all stock options awarded, and will receive any benefits to which he has become entitled under the terms of any benefit plan or program.

--------------------------------------------------------------------------------
                        REPORT OF COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

The Company's executive compensation program is designed to attract, motivate and retain key executive officers and to align their compensation with the Company's business objectives, long-term objectives of shareholders, and the executive's individual performance.

The Company's executive compensation program is administered by the Compensation Committee. The membership of the committee consists of three non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of the executives.

Executive salaries are reviewed annually. The Compensation Committee utilizes various industry compensation surveys, including the Northwest Financial Industry Salary Survey, and accounting firm completed industry surveys to determine the compensation levels of executive officers employed by similar financial institutions that are comparable in size, region and performance.

Using the information provided by this research along with other factors such as meeting organizational expansion goals, implementation of strategies, specific and overall performance, and stock value, the Compensation Committee considers the appropriate combination of salary levels, bonuses and retention incentives based on long-term equity compensation.

Chief Executive Officer Compensation. Benjamin Namatinia served as Chairman and Chief Executive Officer through October 12, 2001, and continues to serve as Chairman. Effective October 12, 2001, Mr. Namatinia's salary was reduced to $95,000 annually, and effective March 1, 2002, after review of the committee, Mr. Namatinia's annual salary was further reduced to $18,000.

Submitted by the Compensation Committee:

                                            Mark F. Andrews, Jr.
                                            John S. Maring
                                            E. Chris Searing

--------------------------------------------------------------------------------
                          STOCK PRICE PERFORMANCE GRAPH
--------------------------------------------------------------------------------

                             Cowlitz Bancorporation
                            Stock Price Performance
                 March 12, 1998 [Inception] - December 31, 2001

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

Cowlitz Bancorporation
Stock Performance Analysis

                      Cowlitz Bancorporation                 NASDAQ Bank Index                  NASDAQ Market Index
                      ----------------------                 -----------------                  -------------------
                   Closing                             Closing                              Closing
   Date             Price       Investment Value        Price        Investment Value        Price       Investment Value
   ----            -----        ----------------        -----        ----------------        -----       ----------------
  3/12/98          $13.13            $100.00           2161.94            $100.00           1764.00          $100.00
  3/31/98          $12.75            $97.14            2216.54            $102.59           1835.68          $104.09
  6/30/98          $12.00            $91.54            2122.90            $98.72            1894.74          $107.55
  9/30/98           $8.75            $66.86            1731.78            $80.81            1693.84           $96.24
 12/31/98           $7.88            $60.29            1838.00            $86.19            2192.69          $124.69
  3/31/99           $6.44            $49.40            1750.46            $82.48            2461.40          $140.08
  6/30/99           $6.56            $50.49            1867.30            $88.49            2686.12          $152.99
  9/30/99           $5.56            $42.95            1683.15            $80.22            2746.16          $156.51
 12/31/99           $5.25            $40.67            1691.29            $81.21            4069.31          $232.05
  3/31/00           $4.88            $37.90            1530.54            $74.00            4572.83          $260.85
  6/30/00           $4.63            $36.10            1497.35            $72.89            3966.11          $226.33
  9/30/00           $4.53            $35.50            1779.01            $87.16            3672.82          $209.69
 12/31/00           $4.59            $36.14            1939.45            $95.53            2470.52          $141.14
  3/30/01           $5.00            $39.48            1883.23            $93.31            1840.26          $105.22
  6/30/01           $5.19            $41.12            2105.97            $104.93           2161.24          $123.67
  9/30/01           $5.45            $43.32            2059.82            $103.24           1498.80           $85.85
 12/31/01           $5.51            $43.80            2134.89            $107.63           1950.40          $111.80

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                           RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

The Company has outstanding loans to directors, their spouses, associates, and related organizations. All such loans were made in the ordinary course of business, have been made on substantially the same terms and conditions; including interest rate and collateral required, as comparable transactions with unaffiliated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are presently in good standing and are being paid in accordance with their terms.

--------------------------------------------------------------------------------
               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
--------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of the Company's Securities.

Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934, related regulations, and written representations, no other reports were required. The Company believes that during the year ended December 31, 2001 all filing requirements applicable to its directors, executive officers, and greater than 10% shareholders were satisfied.

--------------------------------------------------------------------------------
                                    AUDITORS
--------------------------------------------------------------------------------

Audit Fees. The aggregate fees billed by Moss Adams LLP for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of the consolidated financial statements included in the Corporation's Form 10-Q for fiscal 2001 were $74,913.00

Financial Information Systems Design and Implementation Fees. There were no fees billed by Moss Adams LLP to the Corporation for financial information systems design and implementation fees for the fiscal year ended December 31, 2001.

All Other Fees. The aggregate fees billed to the Corporation for all other services rendered by Moss Adams LLP for the fiscal year ended December 31, 2001 were $44,259.00.

The Audit Committee has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining Moss Adams LLP's independence.

--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxies.

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               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
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The Company must receive a shareholder proposal on or before December 24, 2002 to consider it for inclusion in the Company's proxy statement and form of proxy relating to the Company's Annual Meeting of Shareholders in 2003. In addition, if the Company is not notified prior to March 9, 2003 that a shareholder intends to present a proposal at the Annual Meeting in 2003, management of the Company will have discretionary authority with respect to each proxy received by it to vote on such matter. The Company's address for these purposes is P.O. Box 1518, Longview, Washington 98632.

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                              FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Company's 2001 Annual Report to Shareholders, including financial statements prepared in conformity with generally accepted accounting principles, is being mailed to shareholders with these proxy materials. Any shareholder that has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Don P. Kiser

Don P. Kiser
Vice President & Secretary

Longview, Washington
April 19, 2002

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of the director-nominees identified by the Board of Directors.

Please mark your vote as indicated in this example |X|+

                                FOR the nominees          WITHHOLD AUTHORITY
                             listed below (except as   to vote for all nominees
                             marked to the contrary)         listed below

1.   ELECTION OF DIRECTORS             |_|                        |_|

     01 Mark F. Andrews, Jr.
     02 Paul L. Campbell
     03 John S. Maring
     05 Benjamin Namatinia
     06 E. Chris Searing

(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)

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Signature                 Signature                  Date                 , 2002
         ----------------          -----------------     -----------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                           /\ FOLD AND DETACH HERE /\

                       The Annual Meeting of Shareholders
         will be held at 9:00 a.m. Pacific time on Friday, May 24, 2002 at the Monticello Hotel, 1405 17th Avenue, Longview, Washington.

                             Cowlitz Bancorporation

       Proxy for Annual Meeting of Shareholders to be Held on May 24, 2002

     The undersigned hereby names, constitutes and appoints Benjamin Namatinia, with full power of substitution, my true and lawful attorney and Proxy for me and in my place and stead to attend the Annual Meeting of the Shareholders of Cowlitz Bancorporation to be held at 9:00 a.m. on Friday, May 24, 2002, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 15, 2002, with all the powers that the undersigned would possess if he were personally present.

              (continued and to be signed and dated on other side)

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